Exhibit 32.1
CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report on Form 10-K of Surgery Partners, Inc. (the “Company”) for the period ended December 31, 2015, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Michael T. Doyle, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the periods presented therein.

By:	/s/ Michael T. Doyle Michael T. Doyle Chief Executive Officer (Principal Executive Officer)
Date: March 11, 2016